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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF GO2NET, INC.(1)

                                                              STATE OR COUNTRY
SUBSIDIARY                                                    OF ORGANIZATION
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
Silicon Investor, Inc.......................................  Delaware
HyperMart, Inc..............................................  Delaware
Web21, Inc..................................................  California
Haggle Online, Inc..........................................  Delaware
USAOnline, Inc..............................................  New Jersey
IQC, Inc....................................................  California
AuthorizeNet, Inc...........................................  Utah
DogPile, LLC................................................  California
FreeYellow, Inc.............................................  Florida

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(1) Go2Net, Inc. or one of its subsidiaries owned one hundred percent (100%) of the outstanding shares of capital stock or the general partnership and limited partnership interests of the subsidiaries, as applicable, listed above as of September 30, 1999